UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29801	94-3296648
(Commission File Number)	(IRS Employer Identification No.)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address and registrant’s principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 466-2200

Item 5.   Other Events and Regulation FD Disclosure.

On April 26, 2004, the Board of Directors of InterMune, Inc. (“InterMune”) granted the request of Warburg Pincus LLC and approved a waiver of Section 203 of the Delaware General Corporation Law in advance of the purchase by Warburg Pincus LLC and/or its affiliates (collectively, “Warburg”) of shares of InterMune’s outstanding voting stock that would cause Warburg to own 15% or greater of InterMune’s outstanding common stock. The approval of this transaction by InterMune’s Board of Directors was conditioned upon the execution by Warburg of the terms provided in the Standstill Agreement filed as Exhibit 99.1.

Item 7.   Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1

Standstill Agreement, dated April 28, 2004, among Registrant, Warburg, Pincus Equity Partners, L.P.; Warburg, Pincus Netherlands Equity Partners I, C.V.; Warburg, Pincus Netherlands Equity Partners II, C.V.; Warburg, Pincus Netherlands Equity Partners III, C.V.; Warburg Pincus & Co. and Warburg Pincus LLC.

99.2	Press Release entitled “InterMune Announces First Quarter Financial Results,” dated April 29, 2004.

Item 12.   Results of Operations and Financial Condition.

On April 29, 2004, InterMune issued a press release announcing its financial results for the fiscal quarter ended March 31, 2004.  A copy of the press release concerning the foregoing results is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information under Item 12 of this report, including Exhibit 99.2 hereto, shall not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

Each non-GAAP financial measure presented in the press release furnished herewith was included because InterMune’s management uses this information to monitor and evaluate on-going operating results and trends excluding certain items.  The non-GAAP financial measures used within InterMune’s press release furnished herewith include:

•

First quarter net loss and net loss per share, excluding the charge for the early retirement of $52.5 million of InterMune’s 5.75% convertible subordinated notes repurchased during the first quarter of 2004; and

•

First quarter net loss and net loss per share, excluding charges to acquired research and development and milestone payments made to Amgen Inc., and Nektar Therapeutics for milestones achieved in InterMune’s PEG-alfacon program in the first quarter of 2003.

InterMune’s management believes such non-GAAP financial measures are also useful for investors because the charges are the result of transactions or circumstances that are unusual due to their nature, size or infrequency.  Consequently, excluding those charges from InterMune’s operating results provides users of InterMune’s financial statements an important insight into InterMune’s operating results and related trends that affect its core business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Dated: April 29, 2004	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description
99.1

Standstill Agreement, dated April 28, 2004, among Registrant, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Warburg Pincus & Co. and Warburg Pincus LLC.

99.2	Press Release entitled “InterMune Announces First Quarter Financial Results,” dated April 29, 2004.